                                                                   Exhibit 10(a)


                                     FORM OF


                              EMPLOYEE BENEFITS AND


                        COMPENSATION ALLOCATION AGREEMENT


                                     Between


                                MONSANTO COMPANY


                                       and


                           [NEW CHEMICALS CORPORATION]


                         Dated as of ____________, 1997

                               TABLE OF CONTENTS

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            I.   Definitions......................................   2
                 1.01  General....................................   2

           II.   U.S. Plans and Stock Plans.......................   9
                 2.01  Retirement Plans...........................   9
                 2.02  The SIP....................................  11
                 2.03  Welfare Plans..............................  14
                 2.04  Stock Plans................................  15
                 2.05  Stock Purchase Plans.......................  19
                 2.06  Nonqualified Plans and Programs............  20

          III.   Foreign Plans and TCN Policy.....................  21
                 3.01  General Principles.........................  21
                 3.02  Exceptions to General Principles...........  22
                 3.03  TCN Policy.................................  22

           IV.   General Provisions...............................  22
                 4.01  Employment Transfers; Severance Pay........  22
                 4.02  Other Liabilities .........................  23
                 4.03  Recognition of Monsanto Employment
                         Service, etc.............................  24
                 4.04  Indemnification............................  24
                 4.05  Transition Services........................  24
                 4.06  Workers Compensation Excluded..............  25
                 4.07  P4 Joint Venture...........................  25

            V.   Miscellaneous....................................  25
                 5.01  Guarantee of Subsidiaries' Obligations.....  25
                 5.02  Audits and Disputes........................  25
                 5.03  Sharing of Information.....................  26
                 5.04  Termination................................  27
                 5.05  Rights to Amend or Terminate Plans;
                         No Third Party Beneficiaries.............  27
                 5.06  Complete Agreement.........................  27
                 5.07  Governing Law..............................  27
                 5.08  Notices....................................  28
                 5.09  Amendment and Modification.................  28
                 5.10  Successors and Assigns.....................  28
                 5.11  Counterparts...............................  28
                 5.12  Interpretation.............................  28



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
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                 5.13  Legal Enforceability.......................  28
                 5.14  References; Construction...................  28

                 Schedule I

                 Schedule II

                 Exhibit A

                       EMPLOYEE BENEFITS AND COMPENSATION
                              ALLOCATION AGREEMENT

                   EMPLOYEE BENEFITS AND COMPENSATION ALLOCATION AGREEMENT, dated as of _________ __, 1997, by and between Monsanto Company, a Delaware corporation ("Monsanto"), and [NEW CHEMICALS CORPORATION], a newly formed Delaware corporation ("Chemicals").

                              W I T N E S S E T H:

                   WHEREAS, the Board of Directors of Monsanto has determined that it is appropriate and desirable to separate Monsanto and its subsidiaries into two publicly traded organizations by: (1) consolidating into Chemicals and its newly formed subsidiaries certain of the businesses currently conducted by Monsanto directly and through certain of its other subsidiaries and (2) distributing to the holders of the issued and outstanding shares of common stock, par value $2.00 per share, of Monsanto all of the issued and outstanding shares of common stock, par value $.01 per share, of Chemicals (the "Distribution");

                   WHEREAS, the Distribution is intended to qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended;

                   WHEREAS, Monsanto and Chemicals are entering into a Distribution Agreement of even date herewith (the "Distribution Agreement"), which, among other things, sets forth the principal corporate transactions required to effect the Distribution and sets forth other agreements that will govern certain other matters prior to and following the Distribution; and

                   WHEREAS, in connection with the Distribution and pursuant to the Distribution Agreement, Monsanto and Chemicals desire to provide for the allocation of assets and liabilities and other matters relating to employee benefit plans and compensation arrangements;

                   NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                   1.01 GENERAL. Any capitalized terms that are used in this Agreement but not defined herein (other than the names of Monsanto employee benefit plans) shall have the meanings set forth in the Distribution Agreement, and as used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                   Agreement: this Employee Benefits and Compensation Allocation
             Agreement, including the schedules and exhibits hereto.

                   Alternate Payee: an alternate payee under a domestic
             relations order which has been determined by the appropriate Plan administrator to be qualified under Section 414(p) of the Code and
             Section 206(d) of ERISA and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under any Plan, or an alternate recipient under a medical child support order which has been determined by the appropriate Plan administrator to be qualified under Section 609(a) of ERISA and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any Plan.

                   Assigned Split Dollar Policies: defined in Section 2.03(c).

                   Audit Liability: defined in Section 5.02(a)(i).

                   Beneficiary: a beneficiary, dependent or Alternate Payee of a participant in a Plan or the estate of a deceased participant in a Plan, in each case in his, her or its capacity as such a beneficiary, dependent, Alternate Payee or estate.

                   Cash Incentive Plan: a Plan providing annual and/or long-term cash incentive compensation.

                   Chemicals: defined in the preamble.

                   Chemicals Benefits Group: the Chemicals Group, Advanced
             Elastomers Systems, L.P. (U.S. operations) and Flexsys America L.P. (U.S. operations).


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
                   Chemicals Employee: any individual who is, as of the
             Distribution Date, identified on the records of Chemicals as being an Employee of any member of the Chemicals Benefits Group.

                   Chemicals ESOP Loan: defined in Section 2.02(c).

                   Chemicals ESOP Security: defined in Section 2.02(c).

                   Chemicals Foreign Plan: a Foreign Plan provided by,
             contributed to or sponsored by one or more members of the Chemicals Benefits Group.

                   Chemicals Former Employee: any individual who is, as of the
             Distribution Date, identified on the records of Monsanto as being a Chemicals Former Employee, which identification shall have been made based upon a good faith determination by Monsanto and Chemicals that (i) such individual was, at any time before the Distribution Date, an employee of any member of the Pre-Distribution Group, (ii) such individual is not a Monsanto Employee or a Chemicals Employee, and (iii) such individual's most recent active employment with any such member was with a Chemicals Business or a Former Chemicals Business; provided that, if at any time on or before December 31, 1997, Chemicals and Monsanto determine that any one or more individuals were identified as Chemicals Former Employees in error and should have been identified as Monsanto Former Employees and agree to correct such error, such individuals shall be considered Monsanto Former Employees and Chemicals and Monsanto shall use their reasonable best efforts to implement the terms of this Agreement as they apply to such individuals as if such individuals had been correctly identified as of the Distribution Date.

                   Chemicals Option: an option to purchase from Chemicals shares of Chemicals Common Stock provided to a Chemicals Participant or Monsanto Participant pursuant to Section 2.04.

                   Chemicals Participant: any individual who is a Chemicals
             Employee, a Chemicals Former Employee, or a Beneficiary of such an individual.

                   Chemicals Ratio: the amount obtained by dividing (i) the
              average of the daily high and low trading prices on the NYSE Composite Tape, as reported in the Wall Street Journal, for the Monsanto Common Stock with due bills on each of the five trading days prior to the Distribution Date by (ii) the average of the daily high and low trading prices on the NYSE Composite Tape, as reported in the Wall Street Journal, for the Chemicals Common Stock on a when-issued basis on each of such five trading days.

                   Chemicals Restricted Stock: defined in Section 2.04(f).

                   Chemicals SAR: a stock appreciation right with respect to
             shares of Chemicals Common Stock provided to a Chemicals Participant or Monsanto Participant pursuant to Section 2.04.

                   Chemicals SIP: a Qualified Plan established by Chemicals
             pursuant to Section 2.02(a).

                   Chemicals SIP Trust: defined in Section 2.02(a).

                   Chemicals U.S. Welfare Plan: a Chemicals Welfare Plan that is a U.S. Plan.

                   Chemicals Welfare Plan: a Welfare Plan sponsored by one or more members of the Chemicals Benefits Group.

                   Distribution: defined in the recitals.

                   Distribution Agreement: defined in the recitals.

                   Employee: with respect to any entity, an individual who is considered, according to the payroll and other records of such entity, to be employed by such entity, regardless of whether such individual is, at the relevant time, actively at work or on leave of absence (including vacation, holiday, sick leave, family and medical leave, disability leave, military leave, jury duty, layoff with rights of recall, and any other leave of absence or similar interruption of active employment that is not considered, according to the policies or practices of such entity, to have resulted in a permanent termination of such individual's employment).

                   Employer Securities:  shares of Monsanto Common Stock
              that are held in the Monsanto SIP immediately before the Distribution Date and the shares of Chemicals Common Stock distributed with respect thereto in the Distribution.

                   Enrolled Actuary:  with respect to all U.S. Plans,
              Towers Perrin, and, with respect to all Foreign Plans, an enrolled actuary or other party making actuarial or similar determinations pursuant to this Agreement with respect to assets or Liabilities relating to a particular employee benefit plan selected by Monsanto with the approval of Chemicals, which approval shall not be unreasonably withheld.

                   ERISA: the Employee Retirement Income Security Act of 1974,
             as amended, or any successor legislation, and the regulations promulgated thereunder.

                   ESOP Shares: shares of Employer Securities that were acquired with the proceeds of any loans or are otherwise governed by the terms of Section 19 of the Monsanto SIP or the corresponding provisions of the Chemicals SIP.

                   Existing Monsanto ESOP Security: each of the Monsanto ESOP
             Notes, the Monsanto ESOP Debentures and the Monsanto ESOP Loans.

                   Foreign Plan: any Plan maintained outside of the United
             States primarily for the benefit of individuals substantially all of whom are nonresident aliens with respect to the United States, other than the TCN Policy.

                   Fraction: the ratio of the aggregate unpaid principal amount of the Chemicals ESOP Securities, determined immediately after the restructuring provided for in Section 2.02(c), to the aggregate unpaid principal amount of the Existing Monsanto ESOP Securities, determined immediately before such restructuring.

                   Hourly Pension Plan: the Monsanto Company Hourly-Paid
             Employees' Pension Plan.

                   Monsanto: defined in the preamble.

                   Monsanto Common Stock: defined in the recitals.

                   Monsanto Employee: any individual who is, as of the
             Distribution Date, identified on the records of Monsanto as being an Employee of any member of the Monsanto Group, other than those individuals working through the Retiree Resources Corps.

                   Monsanto ESOP: the Monsanto Employee Stock Ownership Plan
             component of the Monsanto SIP.

                   Monsanto ESOP Debentures: the 8.13% Guaranteed Amortizing
             ESOP Debentures issued by the Monsanto SIP Trust.

                   Monsanto ESOP Loans: the $50,000,000 promissory note entered into on December 16, 1991 between Monsanto and the

             Monsanto SIP Trust and the $3,675,800 promissory note entered into on December 27, 1996 between Monsanto and the Monsanto SIP Trust.

                   Monsanto ESOP Notes: the 7.09% Guaranteed Amortizing ESOP
             Notes due December 15, 2000 issued by the Monsanto SIP Trust.

                   Monsanto ESOP Suspense Account: the ESOP Suspense Account
             established pursuant to Section 19 of the Monsanto SIP.

                   Monsanto Foreign Plan: a Foreign Plan provided by,
             contributed to or sponsored by one or more members of the Monsanto Group.

                   Monsanto Former Employee: any individual who was, at any time before the Distribution Date, an Employee of any member of the Pre-Distribution Group, and who is not a Monsanto Employee, a Chemicals Employee or a Chemicals Former Employee; provided that, if at any time on or before December 31, 1997, Chemicals and Monsanto determine that any one or more individuals were identified as Monsanto Former Employees in error and should have been identified as Chemicals Former Employees, and agree to correct such error, such individuals shall be considered Chemicals Former Employees, and Chemicals and Monsanto shall use their reasonable best efforts to implement the terms of this Agreement as they apply to such individuals as if such individuals had been correctly identified as of the Distribution Date.

                   Monsanto Incentive Plans: the Monsanto Company Management
             Incentive Plan of 1984, the Searle Monsanto Stock Option Plan of 1986, the Monsanto Company Management Incentive Plan of 1988/I, the Monsanto Company Management Incentive Plan of 1988/II, the NutraSweet/Monsanto Stock Plan of 1991, the Monsanto Company Management Incentive Plan of 1994, the Searle/Monsanto Stock Plan of 1994, the NutraSweet/Monsanto Stock Plan of 1994, the Monsanto Management Incentive Plan of 1996 and the Monsanto Shared Success Stock Option Plan.

                   Monsanto Option: an option to purchase shares of Monsanto
             Common Stock granted pursuant to any of the Monsanto Incentive
             Plans.

                   Monsanto Participant: any individual who is a Monsanto
             Employee, a Monsanto Former Employee, or a Beneficiary of such an individual.


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
                   Monsanto Pension Plan: the Monsanto Company Employees'
              Pension Plan.

                   Monsanto Ratio: the amount obtained by dividing (i) the
              average of the daily high and low trading prices on the NYSE Composite Tape, as reported in the Wall Street Journal, for the Monsanto Common Stock with due bills on each of the five trading days prior to the Distribution Date, by (ii) the excess of (A) the amount described in clause (i) over (B) one-fifth of the average of the daily high and low trading prices on the NYSE Composite Tape, as reported in the Wall Street Journal, for the Chemicals Common Stock on a when-issued basis on each of such five trading days.

                   Monsanto Restricted Stock: restricted shares of Monsanto
              Common Stock granted pursuant to, and subject to forfeiture under, any of the Monsanto Incentive Plans.

                   Monsanto SAR: a stock appreciation right with respect to
              Monsanto Common Stock granted pursuant to any of the Monsanto Incentive Plans.

                   Monsanto SIP: the Monsanto Savings and Investment Plan.

                   Monsanto SIP Trust: the Monsanto Defined Contribution and
              Employee Stock Ownership Trust.

                   Monsanto U.S. Welfare Plan: any Monsanto Welfare Plan that is a U.S. Plan.

                   Monsanto Welfare Plan: any Welfare Plan of one or more
              members of the Monsanto Group.

                   Multiple Employer Plan: defined in Section 2.01(b)(i).

                   New Monsanto ESOP Security: defined in Section 2.02(c).

                   New Monsanto Option: defined in Section 2.04(b).

                   New Monsanto SAR: defined in Section 2.04(b).

                   Pension Plan Agreement: defined in Section 2.01(b)(i).

                   Plan: any written or unwritten plan, policy, program, payroll practice, ongoing arrangement, trust, fund, contract, insurance policy or other agreement or funding vehicle provided by, contributed to or sponsored by one or more members of the Monsanto Group or the Chemicals Benefits Group, providing benefits to Monsanto Participants or Chemicals Participants, regardless of whether it is mandated under local law or negotiated or agreed to as a term or condition of employment or otherwise, and regardless of whether it is governmental, private, funded, unfunded, financed by the purchase of insurance, contributory or noncontributory.

                   Pre-Adjustment Option: defined in Sections 2.04(c) and (d).

                   Pre-Adjustment SAR: defined in Sections 2.04(c) and (d).

                   Pre-Distribution Group: the Monsanto Group and the Chemicals
              Benefits Group.

                   Qualified Plan: a Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA that constitutes, or is intended in good faith to constitute, a qualified plan under
              Section 401(a) of the Code.

                   Retained Chemicals Inactive Participant: any Chemicals Former
              Employee who is (i) a retired or terminated vested salaried participant in the Monsanto Pension Plan whose termination under the Monsanto Pension Plan occurred after December 31, 1985 or (ii) a retired or terminated vested hourly participant in the Monsanto Pension Plan whose termination under the Monsanto Pension Plan occurred after December 31, 1996, or a Beneficiary of any such Chemicals Former Employee.

                   Special Effective Date: defined in Section 2.01(c).

                   Split Dollar Life Insurance Program: the Monsanto Executive
              Life Insurance Program, including all individual life insurance contracts, split dollar agreements and collateral assignments thereunder.

                   Successor Plan: defined in Section 2.01(b)(i).

                   Supplemental Retirement Agreement: any agreement between any member of the Pre-Distribution Group and any single Monsanto Employee, Monsanto Former Employee, Chemicals Employee or Chemicals Former Employee providing for post-retirement income, pension or welfare benefits (other than pursuant to a Welfare Plan, a Qualified Plan, a Supplemental Retirement Plan or the TCN Policy).

                   Supplemental Retirement Plan: a U.S. Plan that is (i) an
              "employee pension benefit plan" within the meaning of Section 3(2) of ERISA but is not a Qualified Plan, or (ii) an excess benefit plan under ERISA, including the Monsanto Company ERISA Parity Pension Plan, the Monsanto Company ERISA Parity Savings and Investment Plan and the Monsanto Company Supplemental Retirement Plan.

                   TCN Policy: The Monsanto Company Third Country National
              Policy.

                   Transition Services Employee: defined in Section 4.05.

                   U.S. Deferred Compensation Plan: a U.S. Plan, other than a
              Qualified Plan or a Supplemental Retirement Plan, providing deferred compensation.

                   U.S. Plan: any Plan that is not a Foreign Plan, other than the TCN Policy.

                   Welfare Plan: any Foreign Plan or U.S. Plan that is an
              "employee welfare benefit plan" as defined in Section 3(1) of ERISA (whether or not such plan is subject to ERISA).


                                   ARTICLE II

                           U.S. PLANS AND STOCK PLANS

                   2.01 RETIREMENT PLANS. Monsanto and Chemicals shall take all steps necessary or appropriate so that the provisions of this Section
         2.01 are implemented in a timely fashion, as more fully set forth below.

                   (a) ASSUMPTION OF HOURLY PENSION PLAN BY CHEMICALS. Effective no later than as of the Distribution Date, and subject to Section 5.02(a): (i) all Liabilities to or with respect to Monsanto Participants under the Hourly Pension Plan shall be transferred from the Hourly Pension Plan to the Monsanto Pension Plan, and the Monsanto Pension Plan shall assume and be solely responsible for such Liabilities; (ii) there shall be transferred from the master trust account for the Hourly Pension Plan to the master trust account for the Monsanto Pension Plan a pro rata portion thereof, representing the amount of assets required to be transferred as a result of such transfer and assumption of Liabilities, as reasonably and equitably determined by the Enrolled Actuary in accordance with Section 414(l) of the Code; and (iii) Chemicals shall assume sponsorship of the Hourly Pension Plan. The steps taken pursuant to the foregoing shall include the appointment or reappointment by Chemicals (by action of its Board of Directors or its delegee after the Distribution Date to approve or ratify such appointment or reappointment) of all trustees, custodians, recordkeepers and other fiduciaries and service providers to the Hourly Pension Plan, and the replacement of the existing named fiduciary of the Hourly Pension Plan.

                   (b)  SUCCESSOR PLAN.

                        (i) Monsanto and Chemicals shall enter into, on or before the Distribution Date, one or more written agreements (the "Pension Plan Agreement") providing for the transfer to and assumption by a defined benefit pension plan that is a Qualified Plan (the "Successor Plan") of certain assets and liabilities of the Monsanto Pension Plan, as set forth in Section 2.01(b)(ii) below. The Successor Plan may be a Plan of which both Monsanto and Chemicals are sponsors (a "Multiple Employer Plan"), in which event the Pension Plan Agreement shall also provide for its continued operation after the Distribution Date. Alternatively, the Successor Plan may consist of one or more Plans sponsored exclusively by Chemicals and/or any other member of the Chemicals Benefits Group. All matters relating to the funding and operation of the Multiple Employer Plan (if any) and to Liabilities and obligations with respect to the Successor Plan shall be governed by the Pension Plan Agreement, except as otherwise specified below.

                       (ii) Except as specifically set forth in Section 5.02(a), subject to the completion of the asset transfer described in the next sentence, and effective as of the Distribution Date: (A) the Monsanto Pension Plan shall transfer to the Successor Pension Plan, and the Successor Pension Plan and the members of the Chemicals Benefits Group shall assume and be responsible for, (I) all Liabilities of the Monsanto Pension Plan with respect to benefits accrued by Chemicals Employees through the Distribution Date, and (II) all Liabilities of the Monsanto Pension Plan with respect to Chemicals Former Employees, other than Retained Chemicals Inactive Participants; and (B) if the Successor Plan is not a Multiple Employer Plan, then the members of the Monsanto Group shall have no responsibility for such Liabilities. As soon as practicable after the Distribution Date, there shall be transferred from the trust funding the Monsanto Pension Plan to the trust designated to fund the Successor Pension Plan a pro rata portion of each of the assets thereof, representing the amount of assets required to be transferred as a result of such transfer and assumption of Liabilities, as reasonably and equitably determined by the Enrolled Actuary in accordance with Section 414(l) of the Code.

                   (c) TRANSITION FROM MULTIPLE EMPLOYER PLAN TO HOURLY PLAN. If the Successor Pension Plan is a Multiple Employer Plan, then (i) from and after the Distribution Date until the end of the calendar year in which the Distribution Date occurs, the Chemicals Employees whose accrued benefits are transferred to the Successor Pension Plan pursuant to Section 2.01(b)(ii) shall be entitled to the accrual of benefits under the Successor Pension Plan on the same terms and conditions as were in effect for them under the Monsanto Pension Plan immediately before the Distribution Date (including the accrual of a benefit equal to four percent of their prior plan account balance under the Monsanto Pension Plan as transferred to the Multiple Employer Plan), and (ii) from and after the first day of the first calendar year beginning after the Distribution Date (the "Special Effective Date"), the Chemicals Employees whose accrued benefits are transferred to the Multiple Employer Plan pursuant to Section 2.01(b)(ii) shall be entitled to the accrual of benefits under the Hourly Pension Plan on the same terms and conditions as were in effect for them under the Multiple Employer Plan immediately before the Special Effective Date (including the continued accrual of a benefit equal to four percent of their prior plan account balance under the Multiple Employer Plan, although such balance will not have been transferred to the Hourly Pension Plan).

                   (d) IMPLEMENTATION. Chemicals and Monsanto shall, in connection with the actions taken pursuant to this Section 2.01, cooperate in making any and all appropriate filings required under the Code or ERISA, and the regulations thereunder and any applicable securities laws, implementing all appropriate communications with participants, transferring appropriate records, and taking all such other actions as may be necessary and appropriate to implement the provisions of this Section 2.01 in a timely manner.

                   2.02  THE SIP.

                   (a) Effective as of the Distribution Date, Chemicals shall establish the Chemicals SIP and a related, separate trust (the "Chemicals SIP Trust"), qualified in accordance with Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, which Plan shall include an employee stock ownership plan, to assume Liabilities of and receive the transfer of assets from the Monsanto SIP and the Monsanto SIP Trust as provided for in this Section 2.02.

                   (b) Monsanto and Chemicals shall take all actions as may be necessary or appropriate in order to effect the transfer to the Chemicals SIP and the Chemicals SIP Trust, on or as soon as practicable after the Distribution Date, of the balances of all accounts established pursuant to and/or governed by the Monsanto SIP of the participants in the Monsanto SIP who are, as of the date of transfer, Chemicals Participants other than Retained Chemicals Inactive Participants. The transfer of such accounts shall be made (i) in kind, to the extent the assets thereof consist of Employer Securities, and
         (ii) otherwise in cash, securities, other property or a combination thereof, as agreed by Monsanto and Chemicals, but shall be effected, where practicable, in kind, so as to preserve each such participant's investment elections as in effect on the date of such transfer. To the extent the assets transferred to the Chemicals SIP in accordance with the foregoing consist of Employer Securities, the portion of such Employer Securities that shall be ESOP Shares shall equal the number of such Employer Securities multiplied by a fraction, the numerator of which is the number of ESOP Shares held in the Monsanto SIP immediately before the Distribution Date and the denominator of which is the number of Shares of Employer Securities held in the Monsanto SIP immediately before the Distribution Date.

                   (c) Effective as of or as soon as practicable after the Distribution Date, one or more of the Existing Monsanto ESOP Securities shall be restructured into two separate obligations, with one of such obligations (each, a "Chemicals ESOP Security") being assumable or issued by the Chemicals SIP and the remainder thereof (each, a "New Monsanto ESOP Security") being issued by the Monsanto SIP. The aggregate principal amount of the Chemicals ESOP Securities shall be as nearly as possible equal to 20 percent of the aggregate principal amount of the Existing Monsanto ESOP Securities immediately before such restructuring, and the aggregate principal amount of the New Monsanto ESOP Securities and any Existing Monsanto ESOP Securities that are not so restructured shall equal the excess of (i) the aggregate principal amount of the Existing Monsanto ESOP Securities immediately before such restructuring over (ii) the aggregate principal amount of the Chemicals ESOP Securities. The Chemicals ESOP Securities may include one or more loans from Chemicals and/or one or more loans from Monsanto that are assignable to Chemicals (collectively, the "Chemicals ESOP Loan"). Monsanto and Chemicals shall use their reasonable best efforts to cause the terms of the Chemicals ESOP Securities and New Monsanto ESOP

         Securities to be as favorable to Chemicals and the Chemicals SIP Trust and to Monsanto and the Monsanto SIP Trust, respectively, as the terms of the Existing Monsanto ESOP Securities, to the extent possible. As soon as practicable after the Distribution Date: (i) the Chemicals SIP Trust shall assume all obligations of the Monsanto SIP Trust (if any) under the Chemicals ESOP Securities; (ii) Monsanto shall be released from any guarantees it has given with respect to the Chemicals ESOP Securities, and Chemicals shall provide such guarantees; and (iii) Monsanto shall assign all of its rights (if any) under the Chemicals ESOP Loan to Chemicals. Subject to and upon the completion of the restructuring, assumption, release and assignment described in the preceding sentences of this Section 2.02(c), the trustee of the Monsanto SIP Trust shall transfer to the Chemicals SIP Trust a pro rata portion of each of the assets held in each of the ESOP Interim Account, the ESOP Payment Account and the Monsanto ESOP Suspense Account, representing a percentage of such assets equal to the Fraction, and such accounts shall be accepted by such plan and trust.

                   (d) Chemicals and Monsanto shall cooperate in making all appropriate filings required under the Code or ERISA, and the regulations thereunder and any applicable securities laws, implementing all appropriate communications with participants, maintaining and transferring appropriate records, and taking all such other actions as may be necessary and appropriate to implement the provisions of this
         Section 2.02 and to cause the transfers of assets pursuant to Sections 2.02(b) and 2.02(c) to take place as soon as practicable after the Distribution Date; provided, however, that such transfers shall not take place until as soon as practicable after the receipt of an opinion of counsel satisfactory to Monsanto to the effect that the Chemicals SIP is in form qualified under Section 401(a) of the Code and in compliance with Section 4975 of the Code and the related trust is in form exempt under Section 501(a) of the Code.

                   (e) Except as specifically set forth in this Section 2.02 or in Section 5.02(a), subject to the completion of the transfer provided for in Section 2.02(a), and effective as of the Distribution Date, the members of the Chemicals Benefits Group and the Chemicals SIP shall assume or retain, as the case may be, and shall be solely responsible for, all Liabilities of the Pre-Distribution Group to or with respect to Chemicals Participants other than Retained Chemicals Inactive Participants under the Monsanto SIP. The members of the Chemicals Benefits Group and the Chemicals SIP shall be solely responsible for all Liabilities arising out of or relating to the Chemicals SIP.

                   2.03  WELFARE PLANS.

                   (a) Except as specifically set forth in this Section 2.03, Chemicals shall take, and shall cause the other members of the Chemicals Benefits Group to take, all actions necessary or appropriate to establish, on or before the Distribution Date, Chemicals U.S. Welfare Plans to provide each Chemicals Participant in the United States with benefits substantially similar to the benefits provided to him or her under the Monsanto U.S. Welfare Plans. From and after the Distribution Date, except as specifically set forth in Section 5.02(a), the members of the Chemicals Benefits Group shall assume or retain, as the case may be, and shall be solely responsible for, all Liabilities of the Pre-Distribution Group in connection with claims by or in respect of Chemicals Participants in the United States for benefits under the Monsanto U.S. Welfare Plans and the Chemicals U.S. Welfare Plans, whether incurred before, on or after the Distribution Date. Monsanto agrees to provide Chemicals or its designated representative with such information (in the possession of a member of the Monsanto Group and not already in the possession of a member of the Chemicals Benefits Group) as may be reasonably requested by Chemicals in order to carry out the requirements of this Section 2.03.

                   (b) Prior to the Distribution Date, Chemicals shall establish a flexible spending account Plan to assume Liabilities of and receive the transfer of assets from the Monsanto Flexible Spending Account Plan, and Monsanto and Chemicals shall take all other action necessary or appropriate so that, effective as of the Distribution Date, Chemicals shall assume and be solely responsible for all Liabilities to Chemicals Employees under the Monsanto Flexible Spending Account Plan.

                   (c) Monsanto and Chemicals shall take all actions necessary or appropriate to assign to Chemicals, effective as of the Distribution Date, all of the rights and interests of the Pre-Distribution Group in the split dollar life insurance policies insuring the lives of Chemicals Participants pursuant to the Split Dollar Life Insurance Program (such policies, the "Assigned Split Dollar Policies"). Such actions shall include Chemicals' acceptance of any collateral assignments, policy endorsements or such other documentation executed by or on behalf of such Chemicals Participants or any trustee of any trust to which any Chemicals Participant's policy rights or incidents of ownership under the Assigned Split Dollar Policies have been assigned, and Chemicals' entering into such agreements as may be necessary to fulfill any obligations of Monsanto to any insurance company or insurance agent or broker under the Assigned Split Dollar Policies. From and after the date of the assignment of any Assigned Split Dollar Policy to Chemicals, Chemicals shall assume and be solely responsible for all Liabilities, and shall be entitled to all benefits, of the Pre-Distribution Group to the applicable Chemicals Participant under the Split Dollar Life Insurance Program, including under such policy and any related agreements entered into by such Chemicals Participant or any such trustee.

                   (d) Monsanto and Chemicals shall take all action necessary or appropriate to cause Metropolitan Life Insurance Company to partition between Monsanto and Chemicals, effective as of the Distribution Date, the rate stabilization reserves maintained in connection with the Monsanto Company Salaried and Non-Union Hourly Employees' Term Life Insurance Plan, the Monsanto Company Salaried and Non-Union Employees' Dependent Term Life Insurance Plan, the Monsanto Company Hourly-Paid Employees' Group Life Insurance and Sickness Plan -- Union, and the Monsanto Company Optional Life Insurance Plan -- Union, based upon the relative dollar amount of premiums to be paid by each of them with respect to the coverage to which such reserves relate, determined immediately after the Distribution Date.

                   2.04 STOCK PLANS. Monsanto and Chemicals shall take all action necessary or appropriate so that each Monsanto Option or Monsanto SAR is adjusted and/or replaced as set forth below.

                   (a) This Section 2.04(a) sets forth the treatment in the Distribution of each Monsanto Option and Monsanto SAR granted during calendar year 1997 that is, as of the Distribution Date, outstanding and held by a Chemicals Employee. Each such Monsanto Option and Monsanto SAR shall be replaced with a Chemicals Option or Chemicals SAR, as applicable, (i) with respect to a number of shares of Chemicals Common Stock equal to the number of shares subject to such Monsanto Option or Monsanto SAR, as applicable, immediately before such replacement, times the Chemicals Ratio (and then, if any resultant fractional share of Chemicals Common Stock exists, rounded up to the nearest whole share), and (ii) with a per-share exercise price equal to the per-share exercise price of such Monsanto Option or Monsanto SAR, as applicable, immediately before such replacement, divided by the Chemicals Ratio (and then, if necessary, rounded down to the nearest whole cent).

                   (b) This Section 2.04(b) sets forth the treatment in the Distribution of each of the following Monsanto Options and Monsanto
         SARs: (i) each Monsanto Option and Monsanto SAR granted during calendar year 1997 that is, as of the Distribution Date, outstanding and held by a Monsanto Participant; (ii) each other Monsanto Option and Monsanto SAR held by a Monsanto Participant who is an Employee of a member of the Monsanto Group other than Monsanto; and (iii) each Monsanto Option that is held by a Monsanto Former Employee, a Chemicals Former Employee or a Beneficiary of a Monsanto Former Employee or a Chemicals Former Employee. Each such Monsanto Option and Monsanto SAR shall be adjusted to constitute an option (a "New Monsanto Option") or stock appreciation right (a "New Monsanto SAR"), as applicable, (i) with respect to a number of shares of Monsanto Common Stock equal to the number of shares subject to such Monsanto Option or Monsanto SAR, as applicable, immediately before such adjustment, times the Monsanto Ratio (and then, if any resultant fractional share of Monsanto Common Stock exists, rounded up to the nearest whole share), and (ii) with a per-share exercise price equal to the per-share exercise price of such Monsanto Option or Monsanto SAR, as applicable, immediately before such adjustment, divided by the Monsanto Ratio (and then, if necessary, rounded down to the nearest whole cent).

                   (c) This Section 2.04(c) sets forth the treatment in the Distribution of each Monsanto Option and Monsanto SAR granted before calendar year 1997 that is, as of the Distribution Date, outstanding and held by either (i) a Monsanto Participant who is an Employee of Monsanto, or (ii) a Chemicals Employee who is not listed on Schedule I hereto. Each such Monsanto Option or Monsanto SAR (each a "Pre-Adjustment Option" or "Pre-Adjustment SAR," as applicable) shall be replaced with two options or stock appreciation rights, as applicable (one a New Monsanto Option or New Monsanto SAR, as applicable, and the other a Chemicals Option or Chemicals SAR, as applicable), as follows. With respect to each such New Monsanto Option or New Monsanto SAR, as applicable, (i) the number of shares of Monsanto Common Stock subject to such New Monsanto Option or New Monsanto SAR, as applicable, shall equal the number of shares of Monsanto Common Stock subject to the Pre-Adjustment Option or Pre-Adjustment SAR, as applicable, and (ii) the per-share exercise price of such New Monsanto Option or New Monsanto SAR, as applicable, shall equal the per-share exercise price of such Pre-Adjustment Option or Pre-Adjustment SAR, as applicable, divided by the Monsanto Ratio (if necessary, rounded down to the nearest whole cent). With respect to each such Chemicals Option or Chemicals SAR, as applicable, (i) the number of shares of Chemicals Common Stock subject to such Chemicals Option or

         Chemicals SAR, as applicable, shall equal one-fifth of the number of shares of Monsanto Common Stock subject to the Pre-Adjustment Option or Pre-Adjustment SAR, as applicable (if necessary, rounded up to the nearest whole share), and (ii) the per-share exercise price of such New Chemicals Option or New Chemicals SAR, as applicable, shall equal the per-share exercise price of such Pre-Adjustment Option or Pre-Adjustment SAR, as applicable, divided by the Chemicals Ratio (and then, if necessary, rounded down to the nearest whole cent).

                   (d) This Section 2.04(d) sets forth the treatment in the Distribution of each Monsanto Option and Monsanto SAR granted before calendar year 1997 that is, as of the Distribution Date, outstanding and held by a Chemicals Employee listed on Schedule I hereto. Each such Monsanto Option or Monsanto SAR (each a "Pre-Adjustment Option" or "Pre-Adjustment SAR," as applicable) shall be replaced with two options or stock appreciation rights, as applicable (one a New Monsanto Option or New Monsanto SAR, as applicable, and the other a Chemicals Option or Chemicals SAR, as applicable), as follows. With respect to each such New Monsanto Option or New Monsanto SAR, as applicable, (i) the number of shares of Monsanto Common Stock subject to such New Monsanto Option or New Monsanto SAR, as applicable, shall equal the number of shares of Monsanto Common Stock subject to such Pre-Adjustment Option or Pre-Adjustment SAR, as applicable, times the Monsanto Ratio times 0.76 (and then, if any resultant fractional share of Monsanto Common Stock exists, rounded up to the nearest whole share) and (ii) the per-share exercise price of such New Monsanto Option or New Monsanto SAR, as applicable, shall equal the per-share exercise price of such Pre-Adjustment Option or Pre-Adjustment SAR, as applicable, divided by the Monsanto Ratio (and then, if necessary, rounded down to the nearest whole cent). With respect to each such Chemicals Option or Chemicals SAR, as applicable, (i) the number of shares of Chemicals Common Stock subject to such Chemicals Option or Chemicals SAR, as applicable, shall equal the number of shares of Monsanto Common Stock subject to such Pre-Adjustment Option or Pre-Adjustment SAR, as applicable, times the Chemicals Ratio times 0.24 (and then, if any resultant fractional share of Chemicals Common Stock exists, rounded up to the nearest whole share), and (ii) the per-share exercise price of such New Chemicals Option or New Chemicals SAR, as applicable, shall equal the per-share exercise price of such Pre-Adjustment Option or Pre-Adjustment SAR, as applicable, divided by the Chemicals Ratio (and then, if necessary, rounded down to the nearest whole cent).

                   (e) The terms and conditions of each New Monsanto Option, New Monsanto SAR, Chemicals Option and Chemicals SAR issued pursuant to this Section 2.04 shall be the same as those of the Monsanto Option or Monsanto SAR it replaces, except as otherwise specifically provided in this Section 2.04 and except that in the case of such options and SARs issued to Chemicals Employees, references to employment with or termination of employment with Monsanto and its affiliates shall be changed to references to employment with or termination of employment with Chemicals and its affiliates. Chemicals may, in its discretion, adjust any associated performance goals as may be appropriate to reflect the effects of the Distribution.

                   (f) Effective as of the Distribution Date, (i) Chemicals shall assume and be solely responsible for all Liabilities (whether accrued, contingent or otherwise) of the Pre-Distribution Group with respect to dividend equivalent units on New Monsanto Options, New Monsanto SARs and awards of Monsanto Restricted Stock held by Chemicals Participants (although such dividend equivalent units shall continue to accrue based upon the payment of dividends by Monsanto), and (ii) Monsanto shall assume or retain, as applicable, and be solely responsible for all Liabilities (whether accrued, contingent or otherwise) of the Pre-Distribution Group with respect to dividend equivalent units on Chemicals Options and Chemicals SARs issued to Monsanto Participants pursuant to this Section 2.04 and shares of Chemicals Stock distributed with respect to awards of Monsanto Restricted Stock ("Chemicals Restricted Stock") held by Monsanto Participants (although such dividend equivalent units shall accrue based upon the payment of dividends by Chemicals). Except as provided in the preceding sentence, effective as of the Distribution Date, Chemicals shall assume and be solely responsible for all Liabilities of the Pre-Distribution Group with respect to Chemicals Options, Chemicals SARs and Chemicals Restricted Stock, and Monsanto shall retain and be solely responsible for all Liabilities of the Pre-Distribution Group to or with respect to Monsanto Options, Monsanto SARs and Monsanto Restricted Stock and New Monsanto Options and New Monsanto SARs.

                   (g) Notwithstanding the foregoing provisions of this Section 2.04, the number of shares subject to a Chemicals Option, Chemicals SAR, New Monsanto Option or New Monsanto SAR issued to an individual listed on Schedule II hereto shall be rounded to the nearest whole share (whether up or down) rather than up to the nearest whole share.

                   (h) Notwithstanding the foregoing provisions of this Section 2.04, if either Monsanto or Chemicals determines that because of legal, accounting, tax, and/or regulatory rules or requirements applicable to options or restricted stock in any jurisdiction outside the United States, compliance with any of its obligations under this Section 2.04 with respect to options, stock appreciation rights or restricted stock held by or to be issued to any individual employed outside the United States would be impossible, illegal, impracticable or unreasonably expensive, it shall so notify the other party, and Chemicals and Monsanto shall use their best efforts to agree to appropriate alternative arrangements.

                   2.05  STOCK PURCHASE PLANS.

                   (a) Monsanto has taken, or shall take as soon as practicable after the date hereof, such actions as may necessary or appropriate to accomplish the following with respect to the Monsanto Employee Stock Purchase Plan.

                        (i) Monsanto has suspended the acceptance of applications by Monsanto Employees and Chemicals Employees to participate in the Monsanto Employee Stock Purchase Plan as of July 18, 1997, pending completion of the Distribution.

                       (ii) Each Monsanto Employee and each Chemicals Employee who has any outstanding application under the Monsanto Employee Stock Purchase Plan immediately before the record date for the Distribution shall be given the opportunity to choose among the following alternatives with respect to such application: (A) such application may be settled in full before the record date for the Distribution if such Employee pays the purchase price for the remaining unpurchased shares of Monsanto Common Stock thereunder in full before the record date, in which event such Employee shall become the owner of such Monsanto Common Stock before the record date and will, accordingly, be entitled to receive the Distribution with respect thereto (assuming such Employee remains the owner of such Monsanto Common Stock as of the record date for the Distribution); (B) such application may be cancelled without penalty before the Distribution Date; or (C) such application may continue in effect following the Distribution Date, subject to adjustment as provided in the next sentence. Each application under the Monsanto Employee Stock Purchase Plan that is outstanding as of the Distribution Date shall be adjusted, immediately after the Distribution Date, so that it (I) covers a number of shares of Monsanto Common Stock equal to the number of shares covered by such application immediately before such adjustment, times the Monsanto Ratio (and then, if any resultant fractional share of Monsanto Common

         Stock exists, rounded up to the nearest whole share), and (II) has a per-share purchase price equal to the per-share purchase price of such application, immediately before such adjustment, divided by the Monsanto Ratio (and then, if necessary, rounded down to the nearest whole cent).

                      (iii) From and after the Distribution Date, Chemicals Employees shall be permitted to complete the purchase of Monsanto Common Stock pursuant to applications under the Monsanto Stock Purchase Plan that continue in effect pursuant to clause (C) of Section 2.05(a)(ii), in accordance with the terms and conditions of such applications and the Monsanto Employee Stock Purchase Plan, except that
         (A) such terms and conditions shall be adjusted pursuant to the last sentence of said Section 2.05(a)(ii) and (B) employment with any member of the Chemicals Benefits Group shall be treated as if it were employment with Monsanto. From and after the Distribution Date, Chemicals shall make all payroll deductions required with respect to such applications of Chemicals Employees and shall remit such deductions to Monsanto on their behalf in satisfaction of the purchase price of shares of Monsanto Common Stock after the Distribution Date.

                   (b) Notwithstanding any other provision of this Agreement, for purposes of the Monsanto Executive Stock Purchase Incentive Plan, the Distribution shall be considered to result in a termination of the employment of Chemicals Employees effective as of the Distribution Date, and Monsanto shall retain and be solely responsible for all Liabilities under such plan.

                   2.06  NONQUALIFIED PLANS AND PROGRAMS.

                   (a) Except as specifically set forth in Section 5.02(a) and effective as of the Distribution Date, the members of the Chemicals Benefits Group shall assume and be solely responsible for all Liabilities of the Pre-Distribution Group to or relating to Chemicals Participants under all Cash Incentive Plans. Chemicals and Monsanto shall cooperate in taking all actions necessary or appropriate to adjust the performance goals and other terms and conditions of awards under the Cash Incentive Plans for performance periods that begin before and end after the Distribution Date as appropriate to reflect the Distribution, including amending any Cash Incentive Plan or grant thereunder, and obtaining any necessary consents of affected participants.

                   (b) Except as specifically set forth in Section 5.02(a) and effective as of the Distribution Date, Chemicals shall assume and be solely responsible for all Liabilities of the Pre-Distribution Group to or relating to (i) Chemicals Participants under the Supplemental Retirement Plans, except for Liabilities with respect to benefits under the Monsanto Company ERISA Pension Parity Plan and the Monsanto Company ERISA Parity Savings and Investment Plan of Retained Chemicals Inactive Participants, and (ii) Supplemental Retirement Agreements with Chemicals Employees. Chemicals and Monsanto shall cooperate in taking all actions necessary or appropriate to implement the foregoing, including amending any Supplemental Retirement Plan or Supplemental Retirement Agreement and obtaining any necessary consents of affected individuals.

                   (c) Except as specifically set forth in Section 5.02(a) and effective as of the Distribution Date, Chemicals shall assume and be solely responsible for all Liabilities of the Pre-Distribution Group to or relating to Chemicals Participants under all U.S. Deferred Compensation Plans.


                                   ARTICLE III

                          FOREIGN PLANS AND TCN POLICY

                   3.01 GENERAL PRINCIPLES. This Section 3.01 sets forth certain general principles relating to Foreign Plans; however, exceptions may be made to those general principles as set forth in Section 3.12. Monsanto and Chemicals shall take all actions necessary or appropriate so that, effective no later than the Distribution Date, all Foreign Plans have been divided and/or new Foreign Plans established (to the extent necessary) so that all benefits of Monsanto Participants under Foreign Plans (whether accrued or payable before, on or after the Distribution Date) are provided by Monsanto Foreign Plans, and all benefits of Chemicals Participants under Foreign Plans (whether accrued or payable before, on or after the Distribution Date) are provided by Chemicals Foreign Plans. If any Foreign Plan that is separated into a Monsanto Foreign Plan and a Chemicals Foreign Plan in connection with or in anticipation of the Distribution is funded through a trust, insurance contract or other funding vehicle, then such funding vehicle shall be divided between such Monsanto Foreign Plan and Chemicals Foreign Plan in proportion to the relative projected benefit obligations of such two Plans, determined immediately after such separation takes place. Except as specifically provided in Section 5.02(a), from and after the Distribution Date: (i) the members of the Monsanto Group and the Monsanto Foreign Plans shall assume or retain, as applicable, and shall be solely responsible for, all Liabilities of the Pre-Distribution Group arising out of or relating to the Monsanto Foreign Plans; and (ii) the members of the Chemicals Benefits Group and the Chemicals Foreign Plans shall assume or retain, as applicable, and shall be solely responsible for, all Liabilities arising out of or relating to the Chemicals Foreign Plans.

                   3.02 EXCEPTIONS TO GENERAL PRINCIPLES. Monsanto and Chemicals recognize that it is possible that, in certain cases, applicable law may prohibit the implementation of the general principles set forth in
         Section 3.01, or that there may be special circumstances making such implementation inadvisable or impractical. In all such cases, such general principles shall not be implemented and Monsanto and Chemicals shall use best efforts to develop and implement an alternative approach, and shall enter into such additional agreements as may be necessary or appropriate in connection therewith. Exhibit A hereto also sets forth certain exceptions to the general principles set forth in
         Section 3.01.

                   3.03 TCN POLICY. From and after the Distribution Date, the members of the Chemicals Benefits Group shall assume and be solely responsible for all Liabilities of the Pre-Distribution Group to or relating to benefits accrued through the Distribution Date by or with respect to Chemicals Employees under the TCN Policy, and the members of the Monsanto Group shall retain and be solely responsible for all other Liabilities under the TCN Policy.


                                   ARTICLE IV

                               GENERAL PROVISIONS

                   4.01  EMPLOYMENT TRANSFERS; SEVERANCE PAY.

                   (a) Chemicals and Monsanto shall take all steps necessary and appropriate so that, on or immediately after the Distribution Date, all individuals who have been selected to be Chemicals Employees are employed, or (where employment does not continue by operation of law) are offered employment, by a member of the Chemicals Benefits Group, and all individuals who have been selected to be Monsanto Employees are employed, or (where employment does not continue by operation of law) are offered employment, by a member of the Monsanto Group. Such steps shall include, where necessary or appropriate under local law, making employment offers and/or transferring contracts of employment.

                   (b) Chemicals and Monsanto agree that, except as specifically provided by law or otherwise in this Agreement, individuals who, in connection with the Distribution, cease to be Monsanto Employees and become Chemicals Employees shall not be deemed to have experienced a termination or severance of employment from Monsanto and its subsidiaries for purposes of any

         Monsanto Plan that provides for the payment of severance, redundancy, salary continuation or similar benefits.

                   (c) Chemicals and the other members of the Chemicals Benefits Group shall assume and be solely responsible for all Liabilities of the Pre-Distribution Group in connection with claims made by or on behalf of the following individuals in respect of severance, redundancy and similar pay, salary continuation and similar obligations relating to the termination or alleged termination of any such individual's employment before, on or after the Distribution Date: (i) Chemicals Employees and Chemicals Former Employees; and (ii) Employees who have been designated as employed in the Chemicals Business who do not become Chemicals Employees because they exercise their rights, under local law, to refuse to transfer to the employment of a member of the Chemicals Benefits Group. Notwithstanding any other provision of this Agreement, individuals described in clause (ii) of the preceding sentence shall be considered to be Chemicals Former Employees from and after the date they cease to be Employees of Monsanto and/or the other members of the Monsanto Group.

                   4.02 OTHER LIABILITIES. If at any time after the Distribution Date, as a result of any increase or improvement by the Monsanto Group or the Chemicals Group (the "Improving Party") after the Distribution Date to the benefits that it provides to any Monsanto Former Employees or Chemicals Former Employees or any Beneficiaries thereof pursuant to any Plan (other than such an increase or improvement required by any agreement in effect on the Distribution Date or by applicable law or regulation) (a "Benefit Uplift"), any Chemicals Participant or Monsanto Participant asserts a claim that he or she is entitled to a corresponding Benefit Uplift for which the Chemicals Group or the Monsanto Group (the "Other Party") would, absent this Section 4.02, be responsible pursuant to this Agreement, then notwithstanding any other provision of this Agreement, the Improving Party shall indemnify the Other Party and hold it harmless from and against any Liabilities resulting from such claim, which Liabilities shall be an Indemnifiable Loss governed by Article IV of the Distribution Agreement; provided, that the Improving Party and the Other Party shall cooperate in satisfying any such Liabilities and accomplishing such indemnification in a reasonable, tax-efficient manner wile at the same time keeping the Other Party whole on a net after-tax basis, taking into account the effect of any tax benefits and tax detriments to the Improving Party and the Other Party as a result of the manner in which such Liabilities are satisfied and such indemnification is accomplished.

                   4.03 RECOGNITION OF MONSANTO EMPLOYMENT SERVICE, ETC. The Chemicals Plans shall, to the extent permitted by applicable law, recognize service before the Distribution with the Pre-Distribution Group as service with the Chemicals Benefits Group. Each Chemicals Welfare Plan shall, to the extent permitted by applicable law, provide benefits to Chemicals Participants without interruption or change solely as a result of the transition from the corresponding Monsanto Welfare Plans, and, without limiting the generality of the foregoing:
         (i) shall, to the extent applicable, recognize all amounts applied to deductibles, out-of-pocket maximums and lifetime maximum benefits with respect to Chemicals Participants under the corresponding Monsanto Welfare Plan for the plan year that includes the Distribution Date and for prior periods (if applicable); (ii) shall, to the extent applicable, not impose any limitations on coverage of preexisting conditions of Chemicals Participants except to the extent such limitations applied to such Chemicals Participants under the corresponding Monsanto Welfare Plan immediately before such Chemicals Welfare Plan became effective; and (iii) shall not impose any other conditions (such as proof of good health, evidence of insurability or a requirement of a physical examination) upon the participation by Chemicals Participants who were participating in the corresponding Monsanto Welfare Plan immediately before such Chemicals Welfare Plan became effective.

                   4.04 INDEMNIFICATION. All Liabilities retained or assumed by or allocated to Chemicals or any other members of the Chemicals Benefits Group pursuant to this Agreement shall be deemed to be Chemicals Liabilities pursuant to the Distribution Agreement, and all Liabilities retained or assumed by or allocated to Monsanto or any other members of the Monsanto Group pursuant to this Agreement shall be deemed to be Monsanto Liabilities pursuant to the Distribution Agreement, and, in each case, shall be subject to the indemnification provisions set forth in Article IV of the Distribution Agreement.

                   4.05 TRANSITION SERVICES. Certain Monsanto Employees and certain Chemicals Employees ("Transition Services Employees") will be employed, after the Distribution, in providing transition services to the Chemicals Benefits Group and the Monsanto Group, respectively, pursuant to certain transition services agreements between Monsanto and Chemicals. If any Transition Services Employee terminates employment with Monsanto or Chemicals, as applicable, during or at the expiration of the term of the applicable transition services agreement as a result of the elimination of his or her position, and becomes an employee of any member of the Chemicals Benefits Group or any member of the Monsanto Group, as applicable, within 90 days after such termination of employment, then Monsanto and Chemicals shall use reasonable best efforts to provide such Transition Services Employee with a smooth transition with respect to such Transition Services Employee's employee benefits. Without limiting the generality of the foregoing, Section 4.03 shall apply to each Transition Services Employee described in the preceding sentence as if he or she had been a Chemicals Employee or a Monsanto Employee, as applicable.

                   4.06 WORKERS COMPENSATION EXCLUDED. Notwithstanding any other provision of this Agreement, this Agreement shall have no application to, and shall not govern the allocation of, any Liabilities for or relating to workers' compensation, which are governed by the Distribution Agreement.

                   4.07 P4 JOINT VENTURE. To the extent that any provision of this Agreement is inconsistent with the provisions of the P4 Joint Venture Agreement as it relates to Employees or former Employees of the P4 Joint Venture and their compensation and benefits under Plans, the P4 Joint Venture Agreement shall prevail.


                                    ARTICLE V

                                  MISCELLANEOUS

                   5.01 GUARANTEE OF SUBSIDIARIES' OBLIGATIONS. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance and payment of, all actions, agreements, obligations and liabilities set forth herein to be performed or paid by any subsidiary of such party which is contemplated by the Distribution Agreement to be a subsidiary of such party on or after the Distribution Date.

                   5.02  AUDITS AND DISPUTES.

                   (a) (i) If any audit, examination or similar proceeding with respect to any Monsanto Plan by the U.S. Internal Revenue Service, the U.S. Department of Labor or any other governmental authority, or any litigation arising out of such an audit, examination or similar proceeding, that pertains (in whole or in part) to a period before the Distribution Date results in the imposition of any Liability, then the portion of such Liability that pertains to a period before the Distribution Date (an "Audit Liability") shall be allocated between Chemicals and Monsanto as set forth in this Section 5.02, provided that the term "Audit Liability" shall not include any portion of such a Liability that results from the loss of any



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
         compensation deduction or any related interest or penalties (which shall be governed by the Tax Sharing Agreement).

                       (ii) To the extent that an Audit Liability takes the form of a payment to any Chemicals Participant or of a benefit under a Plan or a contribution to a trust or other funding vehicle relating to a Plan, or interest on such a payment or contribution, there shall be allocated to Chemicals the portion of such Audit Liability that is attributable to Chemicals Participants.

                      (iii) Any Audit Liability that takes the form of a penalty, fine or other liability imposed as a result of the manner in which a Plan was administered (including as a result of the failure to make a required filing or participant communication) and that is not described in Section 5.02(a)(ii) shall be allocated between Chemicals and Monsanto in accordance with their past practice before the Distribution.

                       (iv) If an Audit Liability arises, the allocation of which is not addressed in Section 5.02(a)(ii) or (iii), or if there arises any other dispute concerning the allocation of Audit Liabilities, such allocation or dispute shall be subject to Article VII of the Distribution Agreement.

                   (b) In any case in which Chemicals or Monsanto shall disagree with the determination of an amount which this Agreement requires to be made by the Enrolled Actuary, each such disagreeing party shall have the right, within 30 days after receipt of notice of such determination, to engage, at its own expense, an independent expert to make the determination of such amount. If the amount determined by such independent experts should differ, such amount shall be reasonably and equitably determined by another independent expert selected by agreement between or among the Enrolled Actuary and such independent experts.

                   (c) Any other dispute, controversy or claim arising out of or relating to this Agreement shall be governed by Article VII of the Distribution Agreement.

                   5.03 SHARING OF INFORMATION. Each of Monsanto and Chemicals shall, and shall cause each of the other members of their respective Groups to, provide to the other all such information in its possession as the other may reasonably request to enable it to administer its employee benefit plans and programs, and to determine the scope of, and fulfill, its obligations under this Agreement. Such information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the party providing such information be obligated to incur any direct expense not reimbursed by the party making such request, nor to make such information available outside its normal business hours and premises. The right of the parties to receive information hereunder shall, without limiting the generality of the foregoing, extend to any and all reports, and the data underlying such reports, prepared by the Enrolled Actuary in making any determination under this Agreement or by any third party engaged pursuant to Section 5.02, and to information necessary to determine whether performance goals and other terms and conditions relating to awards adjusted pursuant to Section 2.04 have been satisfied after the Distribution.

                   5.04 TERMINATION. This Agreement shall be terminated in the event that the Distribution Agreement is terminated and the Distribution abandoned prior to the Distribution Date. In the event of such termination, neither party shall have any liability of any kind to the other party.

                   5.05 RIGHTS TO AMEND OR TERMINATE PLANS; NO THIRD PARTY BENEFICIARIES. No provision of this Agreement shall be construed (i) to limit the right of Monsanto, any other member of the Monsanto Group, Chemicals or any other member of the Chemicals Benefits Group to amend any Plan or terminate any Plan, or (ii) to create any right or entitlement whatsoever in any Employee, former Employer or Beneficiary, including a right to continued employment or to any benefit under a Plan or any other compensation. This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                   5.06 COMPLETE AGREEMENT. This Agreement, the Schedules hereto and the agreements and other documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                   5.07 GOVERNING LAW. Subject to applicable U.S. federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

                   5.08 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be given in accordance with the provisions of Section 10.05 of the Distribution Agreement.

                   5.09 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement signed by both of the parties hereto.

                   5.10 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

                   5.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   5.12 INTERPRETATION. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

                   5.13 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

                   5.14 REFERENCES; CONSTRUCTION. References to any "Article," "Schedule" or "Section," without more, are to Articles, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

                   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       MONSANTO COMPANY



                                       By:
                                          -------------------------
                                          Name:
                                          Title:


                                       NEW CHEMICALS CORPORATION



                                       By:
                                          -------------------------
                                          Name:
                                          Title:




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